PRICING SUPPLEMENT NO. 60                                         Rule 424(b)(3)
DATED:  February 16, 2000                                     File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $10,000,000   Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 2/18/2000  Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 2/16/2001        CUSIP#: 073928ND1

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 6.740%

Interest Payment Dates: August 18, 2000 and February 16, 2001.

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[ ]   Commercial Paper Rate              Minimum Interest Rate:

[ ]   Federal Funds Rate                 Interest Reset Date(s):

[ ]   Treasury Rate                      Interest Reset Period:

[ ]   LIBOR Reuters                      Interest Payment Date(s):

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.